Exhibit 24

LIMITED POWER OF ATTORNEY

The undersigned, in his or her capacity as a director or officer, or both, as the case may be, of Horizon Bancorp, Inc., does hereby appoint Thomas M. Prame, John R. Stewart and Todd A. Etzler, and any of them severally, his or her attorney or attorneys with full power of substitution to execute in his or her name, in his or her capacity as a director or officer, or both, as the case may be, of Horizon Bancorp, Inc., a Form S-4 Registration Statement of Horizon Bancorp, Inc., and any and all pre-effective or post-effective amendments and supplements to such Registration Statement, and to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission.

Date: October 23, 2025

/s/ Kevin W. Ahern	/s/ Eric P. Blackhurst
Kevin W. Ahern	Eric P. Blackhurst

/s/ Lawrence E. Burnell	/s/ James B. Dworkin
Lawrence E. Burnell	James B. Dworkin

/s/ Julie S. Freigang	/s/ Brian W. Maass
Julie S. Freigang	Brian W. Maass

/s/ Larry S. Magnesen	/s/ Michele M. Magnuson
Larry S. Magnesen	Michele M. Magnuson

/s/ Thomas M. Prame	/s/ Steven W. Reed
Thomas M. Prame	Steven W. Reed

/s/ Michele A. Samuels	/s/ Brian C. Walker
Michele A. Samuels	Brian C. Walker

/s/ Vanessa P. Williams
Vanessa P. Williams